Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

CEA Acquisition Corporation

Tampa, Florida

We hereby consent to the use in the Proxy Statement/Prospectus constituting a part of this Registration Statement (Form S-4) of our report dated February 21, 2005 relating to the financial statements of CEA Acquisition Corporation, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP

BDO Seidman, LLP

New York, New York

October 28, 2005